Exhibit 3.6

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Redacted information is indicated by [*****].

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND

CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of December 21, 2022 by and among ENERGY EXPLORATION TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Puerto Rico (the “Company”), the Investors (as defined below) listed on Schedule A and the Key Holders (as defined below) listed on Schedule B, each attached hereto.

RECITALS

Each Key Holder is the beneficial owner of shares of Capital Stock, or of options to purchase the Company’s Common Stock (as defined below).

The Company, the holders of the Series A Preferred Stock (as defined below), and certain of the Key Holders are party to that certain Co-Sale Agreement, dated as of April 1, 2021, among the Company, such holders of the Series A Preferred Stock and such Key Holders (the “Prior Agreement”);

The Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and a majority in interest of the holders of the Series A Preferred Stock and a majority in interest of the Key Holders (the “Requisite Stockholders”); and

The Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which certain Investors have agreed to purchase shares of the Company’s Series B Preferred Stock (as defined below).

Pursuant to the Purchase Agreement and as a condition to consummation of the transactions contemplated thereby, the Company and the Requisite Stockholders have agreed to amend and restate the Prior Agreement and to accept the rights and obligations under this Agreement in lieu of those set forth in the Prior Agreement.

NOW, THEREFORE, the Company, the Investors and the Key Holders (including the Requisite Stockholders) hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement and further agree as follows:

1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings:

1.1 “Affiliate” means, with respect to any specified Investor, any other Investor that directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer, director or trustee of such Investor, or any venture capital fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Investor.

1.2 “Board of Directors” means the Board of Directors of the Company.

1.3 “Capital Stock” means (a) shares of Common Stock, Founders 1 Preferred Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Founders 1 Preferred Stock or Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Founders 1 Preferred Stock and Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio, determined as provided in the Restated Certificate.

1.4 “Change of Control” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.5 “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.6 “Company Notice” means written notice from the Company notifying the selling Key Holders and each Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.7 “Founders 1 Preferred Stock” means the Company’s Founders 1 Preferred Stock, par value $0.01 per share.

1.8 “Investor” means any Person that, as of the time of determination, holds at least 2,000,000 shares of Preferred Stock of the Company (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the capital stock of the Company after the date hereof), whether by direct purchase (including as an additional purchaser pursuant to Section 6.12) or permitted transfer thereof and assignment of the rights under this Agreement pursuant to Section 6.10, or both.

1.9 “Investor Notice” means written notice from any Investor notifying the Company and the selling Key Holder(s) that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.10 “Key Holders” means the Persons named on Schedule B hereto, each Person to whom the rights of a Key Holder are assigned pursuant to Section 3.1, each Person who hereafter becomes a signatory to this Agreement pursuant to Section 6.10 or 6.18, and any one of them, as the context may require.

1.11 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

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1.12 “Preferred Stock” means collectively, the Series A Preferred Stock and the Series B Preferred Stock.

1.13 “Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.

1.14 “Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.

1.15 “Prospective Transferee” means any Person to whom or which a Key Holder proposes to make a Proposed Key Holder Transfer.

1.16 “Restated Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as it may be amended and/or restated from time to time.

1.17 “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.18 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.19 “Secondary Notice” means written notice from the Company notifying the Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.20 “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.21 “Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.01 per share.

1.22 “Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.01 per share.

1.23 “Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like); provided, however, that Transfer Stock shall not include options granted by Egan Global Management LLC, an Affiliate of Key Holder Teague Egan, to purchase from Egan Global Management LLC up to Five Hundred Forty Six Thousand (546,000) shares of the Company’s Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the capital stock of the Company after the date hereof), but such exclusion shall occur only upon exercise of such options by grantees not Affiliates of Teague Egan.

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1.24 “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2. Agreement Among the Company, the Investors and the Key Holders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer shall deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Key Holder Transfer. To exercise its Right of First Refusal under this Section 2, the Company shall deliver a Company Notice to the selling Key Holder and the Investors within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement and the Company’s Bylaws or any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal, the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 2.1(a) and this Section 2.1(b).

(c) Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 3, each Key Holder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 2.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Key Holder Transfer, the Company shall deliver a Secondary Notice to the selling Key Holder and to each Investor to that effect no later than fifteen (15) days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor shall deliver an Investor Notice to the selling Key Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

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(d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors pursuant to Sections 2.1(b) and (c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Section 2.1(c) (the “Investor Notice Period”), then the Company shall, within five (5) days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor shall deliver an Undersubscription Notice to the selling Key Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(d) shall be allocated to such Exercising Investors pro rata, based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

2.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is not purchased pursuant to Section 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Section 2.2(b) below and, subject to Section 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor that desires to exercise its Right of Co-Sale (each, a “Participating Investor”) shall give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

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(b) Shares Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer (excluding shares purchased by the Company or the Participating Investors pursuant to the Right of First Refusal or the Secondary Refusal Right), by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor immediately before consummation of the Proposed Key Holder Transfer (including any shares that such Participating Investor has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer (including any shares that all Participating Investors have collectively agreed to purchase pursuant to the Secondary Refusal Right), plus the number of shares of Transfer Stock held by the selling Key Holder. To the extent one (1) or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

(c) Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with this Section 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 2.2.

(d) Allocation of Consideration.

(i) Subject to Section 2.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Section 2.2(b), provided, however, that if a Participating Investor desires to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock, determined as provided in the Restated Certificate.

(ii) In the event that the Proposed Key Holder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Key Holder in accordance with Article Fourth, Part B, Sections 2.1 through 2.3 of the Restated Certificate and, if applicable, the next sentence as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding. In the event that a portion of the aggregate consideration payable to the Participating Investor(s) and selling Key Holder is placed into escrow and/or is payable only upon satisfaction of contingencies, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Article Fourth, Part B, Sections 2.1 through 2.3 of the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating Investor(s) and selling Key Holder upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Article Fourth, Part B, Sections 2.1 through 2.3 of the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.

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(e) Purchase by Selling Key Holder; Deliveries. Notwithstanding Section 2.2(c) above, if any Prospective Transferee(s) refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a purchase and sale agreement with the Participating Investors substantially similar to the Purchase and Sale Agreement between the Key Holder and the Prospective Transferee(s), no Key Holder may sell any Transfer Stock to such Prospective Transferee(s) unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Section 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Key Holder to such Participating Investor or Investors shall be made in accordance with the first sentence of Section 2.2(d)(ii). In connection with such purchase by the selling Key Holder, such Participating Investor or Investors shall deliver to the selling Key Holder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Key Holder (or request that the Company effect such transfer in the name of the selling Key Holder). Any such shares transferred to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Section 2.2(e).

(f) Additional Compliance. If any Proposed Key Holder Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they again comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.

2.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

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(b) Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(c) Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Investor that desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Participating Investor the type and number of shares of Capital Stock that such Participating Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Section 2.2. The sale will be made on the same terms, including, without limitation, as provided in Section 2.2(d)(i) and the first sentence of Section 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) shall be made within ninety (90) days after the Participating Investor learns of the Prohibited Transfer, as opposed to the timeframe prescribed by Section 2.2. Such Key Holder shall also reimburse each Participating Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor’s rights under Section 2.2.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply:

(a) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its stockholders, members, partners or other equity holders;

(b) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, including the approval of both of the members of the Board of Directors elected exclusively by the holders of the Series A Preferred Stock and the Series B Preferred Stock, respectively, as provided in the Restated Certificate;

(c) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative approved by unanimous consent of the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Key Holder or any such family members; or

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(d) in the case of Key Holders Teague Egan and Egan Global Management LLC, (i) any Series A Preferred Stock, and (ii) up to an aggregate of Three Million One Hundred Ninety-Two Thousand Nine Hundred Sixty-Three (3,192,963) shares of Common Stock (as adjusted for any stock split, recapitalization or the like occurring after the date hereof) collectively held by Teague Egan and Egan Global Management LLC;

provided, however, that in the case of the foregoing clause(s) (a) through (d), the Key Holder shall deliver prior written notice to the Investors of such gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to any such transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2; and provided further, however, that in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Key Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company; or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4. Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Section 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

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Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. Lock-Up.

5.1 Agreement to Lock-Up. Each Key Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Initial Offering (as defined below), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (y) the publication or other distribution of research reports, and (z) analyst recommendations and opinions, including, without limitation, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the Initial Offering, (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in the foregoing clause (a) or (b) is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Affiliate or trust for the direct or indirect benefit of the Key Holder or any family member of the Key Holder, provided that any such Affiliate or trustee of such trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Key Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all parties subject to such agreements, based on the number of shares subject to such agreements. For purposes hereof, “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Key Holder (and transferees and assignees thereof) until the end of such restricted period.

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6. Miscellaneous.

6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s Initial Offering; or (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

6.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

6.3 Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement, and that no other Person has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and any appellate court from any thereof, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue is unreasonable or unjust, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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6.6 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, as the case may be. If notice is given to the Company, it shall be sent to 1500 Cordova Road #302, Fort Lauderdale, Florida 33316, Attention: Chief Executive Officer, with a copy by email to Teague@energyx.com. If notice is given to General Motors Ventures LLC, a copy (which copy shall not constitute notice) shall also be given to Honigman LLP, 315 East Eisenhower Parkway, Suite 100, Ann Arbor, Michigan 48108, Attention: David Parsigian. Any such party may change such address by written notice given in accordance with this Section 6.6.

(b) Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended (the “General Corporations Act”), as amended or superseded from time to time, by electronic transmission pursuant to Article 7.21 of the General Corporations Act, 14 P.R. Laws Ann. § 3661 (or any successor thereto) at the electronic mail address set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

6.7 Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto) together with the other Transaction Documents (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties is terminated and shall have no further force or effect.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.9 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders, and (c) the Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock then held by the Investors, voting or consenting together as a single class and on an as-converted basis. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion, (ii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, if such amendment, modification, termination or waiver would adversely affect the rights of such Investor in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors under this Agreement, (iii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders, and (iv) Schedule A hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to add information regarding Additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one (1) or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.10 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Key Holder who would be subject to this Agreement pursuant to Section 6.18, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

13

(c) The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except by an Investor to any Affiliate, it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clause shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee. Notwithstanding the foregoing, any Investor may assign its rights under this Agreement to any Affiliate of such Investor without the Company’s consent by giving notice of any such assignment to the Company.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series B Preferred Stock after the date hereof, any purchaser of such shares of Series B Preferred Stock that by reason of such purchase holds at least 1,250,000 shares of the outstanding Preferred Stock (as adjusted for stock splits, stock dividends, stock combinations and the like) may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

6.13 Governing Law. This Agreement shall be governed by and construed exclusively under the laws of the State of Delaware as applied to agreements made and performed therein without reference to its conflicts of law provisions, as it were performed entirely within Delaware.

6.14 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.15 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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6.16 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

6.17 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.18 Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such Person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder. Notwithstanding Section 6.9 of this Agreement, no consent shall be necessary to add such additional Key Holders as signatories to this Agreement and update Schedule B accordingly.

[Remainder of Page Intentionally Left Blank – Signatures on Following page(s)]

15

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES INC.

By	/s/ Teague Egan
Teague Egan
Its Chief Executive Officer

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

KEY HOLDERS:

/s/ Teague Egan
TEAGUE EGAN

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

/s/ Amit Patwardhan
AMIT PATWARDHAN

/s/ Kris Haber
KRIS HABER

/s/ Nicholas Grundish
NICHOLAS GRUNDISH

RJW CONSULTING LLC

By	/s/ Robert Wowk
Robert Wowk
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

GENERAL MOTORS VENTURES LLC

By	/s/ Kent Helfrich
Kent Helfrich
Its President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

ZEN VENTURES INC.

By	/s/ Philip Kim
Name:	Philip Kim
Title:	President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Michael Egan
MICHAEL EGAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Geremy Mustard
GEREMY MUSTARD

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Mateo A. Levy
MATEO A. LEVY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Matt Razore
MATT RAZORE

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

THOMAS MILES 2020 LIVING TRUST

By	/s/ Thomas Miles
Name:	Thomas Miles
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Robert B. Hellman, Jr.
ROBERT B. HELLMAN, JR.

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

FANG LLC

By	/s/ Farhood Azima
Name:	Farhood Azima
Title:	Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

JCD INVESTMENT VENTURES LLC

By	/s/ Jonathan C. DeLuca
Name:	Jonathan C. DeLuca
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

FORGE TRUST CO. CFBO: PAUL BELLEVILLE IRA877621

By	/s/ Paul Belleville
Name:	Paul Belleville
Title:	Investor

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Robert Paul Johnston
ROBERT PAUL JOHNSTON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

GOJIRA, LLC

By	/s/ Mel Basar
Name:	Mel Basar
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Benny Freeman
BENNY FREEMAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

HELIOS HOLDINGS IV,
A SERIES OF HELIOS HOLDINGS MASTER LLC

By	/s/ Ryan Kriser
Name:	Ryan Kriser
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Jared Grover
JARED GROVER

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ John T. Mooney
JOHN T. MOONEY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Jonathan Christodoro
JONATHAN CHRISTODORO

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Jonathan O’brien
JONATHAN O’BRIEN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Leigh Hocking
LEIGH HOCKING

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

OBSIDIAN ACQUISITION PARTNERS LLC

By	/s/ Kris Haber
Name:	Kris Haber
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

RNN VENTURES ENERGY X PRE-A NOTE LLC

By	/s/ Ramez Naam
Name:	Ramez Naam
Title:	Principal

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Thomas J. Anderson
THOMAS J. ANDERSON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Yaakov Jacobovitch
YAAKOV JACOBOVITCH

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

BISCAY TRUST, a Texas Trust

By:	/s/ Robert Sek
Name:	Robert Sek
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SCHEDULE A

INVESTORS

Name and Address

General Motors Ventures LLC

[*****]

Email: [*****]

Zen Ventures Inc.

[*****]

Geremy Mustard

[*****]

Mateo A. Levy

[*****]

Matt Razore

[*****]

Thomas Miles 2020 Living Trust

[*****]

Robert    B. Hellman, Jr.

[*****]

Fang LLC

[*****]

JCD Investment Ventures LLC

[*****]

Forge Trust Co. CFBO: Paul Belleville

[*****]

Robert Paul Johnston

[*****]

Gojira, LLC

[*****]

Egan Global Management, LLC

[*****]

Benny Freeman

[*****]

Helios Holdings IV

[*****]

Jared Grover

[*****]

John T. Mooney

[*****]

Jonathan Christodoro

[*****]

Jonathan O’Brien

[*****]

Leigh Hocking

[*****]

Obsidian Acquisition Partners LLC

[*****]

RNN Ventures Energy X Pre-A Note LLC

[*****]

Thomas J. Anderson

[*****]

Yaakov Jacobovitch

[*****]

Michael Egan

[*****]

Biscay Trust

[*****]

SCHEDULE B

KEY HOLDERS

Name and Address

Teague Egan

[*****]

E-mail: [*****]

Egan Global Management, LLC

[*****]

E-mail: [*****]

Amit Patwardhan

[*****]

E-mail: [*****]

Kris Haber

[*****]

E-Mail: [*****]

Nicholas Grundish

[*****]

E-mail: [*****]

RJW Consulting LLC

[*****]

E-mail: [*****]

B-1